                                                                    EXHIBIT 10.1

                AMENDMENT NO. 1 TO RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO RESTATED EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of this 28th day of February, 1997, by and between EDWIN R. MELLETT, an individual resident of the State of Georgia ("Employee") and AHL SERVICES, INC., a Georgia corporation (the "Employer").

                                  WITNESSETH:

     WHEREAS, Employer and Employee executed a Restated Employment Agreement dated as of February 1, 1997 (the "Employment Agreement");

     WHEREAS, Employer and Employee desire to amend the Employment Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Section 4.1(b) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

             "(b) Second Option Grant. Effective as of December 1, 1996, Employee is hereby granted options to purchase 215,000 shares of common stock of Employer at an exercise price of $10.75 per share. In addition, effective as of February 28, 1997, Employee is hereby granted options to purchase 7,500 shares of common stock of Employer at an exercise price of $10.75 per share. Twenty-five percent of the options will be exercisable on the date of grant, and the balance will become exercisable 25% per year on December 1, commencing December 1, 1997. The options granted under this Section 4.1(b) will expire ten years from the date of grant, except as otherwise provided in Section 4.2."

          2. Binding Effect. This Amendment inures to the benefit of, and is binding upon, Employer and its successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

          3. Entire Agreement. This Amendment is intended by the parties hereto to amend and supplement the Employment Agreement and, except as otherwise stated herein, the Employment Agreement shall remain in full force and effect.

          4. Governing Law. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

          5. Headings. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

          6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                          AHL SERVICES, INC.

                                             By:   /s/ FRANK A. ARGENBRIGHT, JR.
                                            ------------------------------------
                                                 Frank A. Argenbright, Jr.
                                              Chairman and Co-Chief Executive
                                                           Officer

                                          EMPLOYEE

                                                 /s/ EDWIN R. MELLETT
                                          --------------------------------------
                                                     Edwin R. Mellett

                         RESTATED EMPLOYMENT AGREEMENT

                           THIS RESTATED AGREEMENT ("Agreement") is made and
entered into as of this 1st day of February, 1997, by and between EDWIN R. MELLETT, an individual resident of the State of Georgia ("Employee"), and AHL SERVICES, INC., a Georgia corporation ("the "Employer").

                              W I T N E S S E T H:

                  WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  Section 1         Employment.

                  Subject to the terms hereof, the Employer hereby employs Employee, and Employee hereby accepts such employment. Employee will serve as Co-Chief Executive Officer of Employer or in such other executive capacity as the Board of Directors of Employer (the "Board of Directors") may hereafter from time to time determine. Employee agrees to devote his full business time and best efforts to the performance of the duties that Employer may assign Employee from time to time.

                  Section 2         Term of Employment.

                  The term of Employee's employment hereunder (the "Term") shall be from October 15, 1996 until the earlier of (a) December 31, 2000 or (b) the occurrence of any of the following events:

         (i) The death or total disability of Employee (total disability meaning the failure to fully perform his normal required services hereunder for a period of three (3) months during any consecutive twelve (12) month period during the term hereof, as determined by the Board of Directors, by reason of mental or physical disability);

         (ii) The termination by Employer of Employee's employment hereunder, upon prior written notice to Employee, for "good cause", as determined by the Board of Directors. For purposes of this Agreement, "good cause" for termination of Employee's employment shall exist (A) if Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (B) if Employee has engaged in a dishonest act to the damage or prejudice of Employer or an affiliate of Employer, or in conduct or activities materially damaging to the property, business, or reputation of Employer or an affiliate of Employer, (C) if Employee fails to comply with the terms of this Agreement, and, within thirty (30) days after written notice from Employer of such failure, Employee has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Employee at any time thereafter again so fails, or (D) if Employee violates any of the provisions contained in Sections 5 of this Agreement; or

         (iii) The termination of this Agreement by either party upon at least ninety (90) days prior written notice.

                  Section 3           Compensation.

                  3.1 Term of Employment. Employer will provide Employee with the following salary, expense reimbursement and additional employee benefits during the term of employment hereunder:

                  (a) Salary. Employee will be paid a salary (the "Salary") of no less than Two Hundred Thousand Dollars ($200,000) per annum, less deductions and withholdings required by applicable law. The Salary shall be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated). The Salary shall be reviewed by the Board of Directors of Employer on at least an annual basis.

                  (b) Bonus. Employee will be entitled to an annual bonus (the "Bonus") of up to 50% of Salary, which Bonus shall be dependent upon Employer's financial performance versus budget and achievement of personal objectives established for Employee by Employer. The Bonus shall be paid promptly upon the availability of annual financial results (which is expected to occur in early February of each year).

                  (c) Car Allowance. Employee shall receive a car allowance of Six Hundred Dollars ($600) per month.

                  (d) Expenses. Employer shall reimburse Employee for all reasonable and necessary expenses incurred by Employee at the request of and on behalf of Employer.

                  (e) Benefit Plans. Employee may participate in such medical, dental, disability, hospitalization, life insurance and other benefit plans (such as pension and profit sharing plans) as Employer maintains from time to time for the benefit of other senior executives of Employer, on the terms and subject to the conditions set forth in such plans.

                  3.2 Effect of Termination. Except as hereinafter provided, upon the termination of the employment of Employee hereunder for any reason, Employee shall be entitled to all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination (the "Termination Date"), but from and after the Termination Date no additional compensation or benefits shall be earned by Employee hereunder. Employee shall be deemed to have earned any Bonus payable with respect to the calendar year in which the Termination Date occurs on a prorated basis (based on the number of days in such calendar year through and including the Termination Date divided by 365). Any such Bonus shall be payable on the date on which the Bonus would have been paid had Employee continued his employment hereunder. If Employee's employment hereunder is terminated by Employer pursuant to Section 2(b)(iii) hereof, then, in addition to any other amount payable hereunder, Employer shall continue to pay Employee his normal Salary pursuant to Section 3.1(a) for the one year period immediately following the Termination Date (on the same basis as if Employee continued to serve as an employee hereunder for such one year period). All stock options granted to Employee pursuant to Section 4 hereof shall be governed in accordance with Section 4.2 hereof upon termination of Employee's employment.

                  Section 4         Stock Options.

                  4.1 Term of Employment. In recognition of Employee's contributions to Employer to date, Employee will be granted stock options as follows:

                  (a) Current Option Grant. Effective as of October 15, 1996, Employee is hereby granted stock options to purchase 107,500 shares of common stock of Employer at an exercise price of $4.64 per share. The options granted under this Section 4.1(a) become fully exercisable on December 31, 1996 and will expire October 15, 2006, except as otherwise provided in
                           Section 4.2.

                  (b) Second Option Grant. Effective as of December 1, 1996, Employee is hereby granted options to purchase 215,000 shares of common stock of Employer at an exercise price of $11.76 per share. Twenty-five percent of the options will be exercisable immediately, and the balance will become exercisable 25% per year on the first, second and third anniversary of the date of grant. The options granted under this Section 4.1(b) will expire ten years from the date of grant, except as otherwise provided in
                           Section 4.2.

                  (c) Sale or Merger. All options granted to Employee pursuant to this Agreement will become fully exercisable if Employer is sold (or all or

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



                           substantially all of the assets of Employer are sold) (by stock sale, merger or otherwise) to a third party.

                  (d) Stock Splits and Recapitalization. The number of shares of common stock issuable upon exercise of options granted hereby and the exercise price of such options shall be automatically adjusted to reflect any change in the capitalization of Employer, including, but not limited to, such changes as stock dividends, stock splits or recapitalizations. If any adjustment under this Section would create the right of Employee to acquire a fractional share of stock, such fractional share shall be disregarded and the number of shares of common stock subject to the options shall be the next lower number of whole shares of common stock, rounding all fractions downward.

                  4.2 Termination of Employment. The grant of stock options to Employee under this Agreement shall not restrict or in any manner affect Employer's right to terminate the employment of Employee at any time, with or without cause, as herein provided. If Employee's employment is terminated pursuant to Section 2(b)(i) hereof or if Employee's employment is terminated by Employer pursuant to Section 2(b)(iii), all options granted to Employee pursuant to Section 4.1(a) and 4.1(b) hereof shall immediately become exercisable upon such termination. In the case of a termination pursuant to
Section 2(b)(i) hereof, the options will expire in accordance with their respective scheduled expiration dates. In the case of a termination by Employer pursuant to Section 2(b)(iii) hereof, the options will expire on the first anniversary of the effective date of the termination of Employee's employment hereunder. Upon the death of Employee, any options which Employee would otherwise be entitled to exercise hereunder may be exercised by his personal representatives or heirs, as applicable. If Employee's employment is terminated by Employer pursuant to Section 2(b)(ii) or by Employee pursuant to Section 2(b)(iii), those options which are exercisable as of the date of such termination shall be exercisable for a period of one year after such termination (and all other options not then exercisable shall be forfeited as of such date), and after such one year period, all unexercised options will expire.

                  4.3 Exercise. The options granted under Section 4.1 may be exercised by Employee upon five business days' written notice of exercise to Employer, specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of Employer, in the payment of such price. The exercise price of the options granted under Section 4.1 shall be payable in cash only. If Employer is required to withhold on account of any present or future tax imposed as result of any option exercise, the notice of exercise shall be accompanied by a check to the order of Employer for payment of the amount of such withholding. Employee agrees to enter into any agreement that Employer may request in connection with the exercise of any options.

                  4.4 Nontransferable. No option granted under Section 4.1 shall be transferable by Employee other than by will or by the laws of descent and distribution, and the options granted under Section 4.1 shall be exercisable during Employee's lifetime only by Employee. The options shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise.

                  4.5 Securities Act. THE OPTIONS AND THE SHARES OF COMMON STOCK (THE "SHARES") ISSUABLE UPON EXERCISE OF THE OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE OPTIONS AND SHARES ARE OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(2) OF THE ACT AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE SHARES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO EMPLOYER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4.6 Registration Statement on Form S-8. Following the consummation of an initial public offering of the common stock of Employer (the "IPO"), Employer undertakes to file a Registration Statement on Form S-8 (the "Form S-8") to register the shares of common stock issuable upon exercise of the options. Employer shall use its reasonable good faith efforts to file the Form S-8 on or before the date that is six months after the consummation of the IPO.

                  4.7 Non-Incentive Options. The options granted under Section
4.1 are not intended to be, and shall not be treated as, incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

                  Section 5         Partial Restraint on Post-termination
Competition.

                  5.1 Definitions. For the purposes of this Section 5, the following definitions shall apply:

                      (a) "Company Activities" means the business of providing security services, including, without limitation, contractual security services, investigative services, polygraph services and pre-employment testing and/or screening or providing transportation, including but not limited to guided bus tours.

                      (b) "Competitor" means any business, individual, partnership, joint venture, association, firm, corporation or other entity, other than the Employer or its affiliates or subsidiaries, engaged, wholly or partly, in Company Activities.

                           (c) "Competitive Position" means (i) the direct or indirect ownership or control of all or any portion of a Competitor; or (ii) any employment or independent contractor arrangement with any Competitor whereby Employee will serve such Competitor in any managerial capacity.

                           (d) "Confidential Information" means any confidential, proprietary business information or data belonging to or pertaining to Employer that does not constitute a "Trade Secret" (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding Employer's customers or actively sought prospective customers, suppliers, manufacturers and distributors gained by Employee as a result of his employment with Employer.

                           (e) "Customer" means actual customers or actively sought prospective customers of Employer during the Term.

                           (f) "Noncompete Period" or "Nonsolicitation Period" means the period beginning the date hereof and ending on the second anniversary of the termination of Employee's employment with Employer.

                           (g)      "Territory" means the area within a
                                    thirty-five (35) mile radius of any
                                    corporate office of Employer or any of its subsidiaries, affiliates or divisions.

                           (h) "Trade Secrets" means information or data of or about Employer, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, information concerning Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

                           (i) "Work Product" means any and all work product, property, data documentation or information of any kind, prepared, conceived, discovered, developed or created by Employee for Employer or its affiliates, or any of Employer's or its affiliates' clients or customers.

                  5.2      Trade Name and Confidential Information.

                           (a) Employee hereby agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, at all times during the Term and all times during which such item continues to constitute a Trade Secret under applicable law; and (ii) with regard to any Confidential Information, during the Term and the Noncompete Period:

                                    (i)     Employee shall not, directly or by
                                            assisting others, own, manage,
                                            operate, join, control or
                                            participate in the ownership,
                                            management, operation or control of,
                                            or be connected in any manner with,
                                            any business conducted under any
                                            corporate or trade name of Employer
                                            or name similar thereto, without the
                                            prior written consent of Employer;

                                    (ii)    Employee shall hold in confidence
                                            all Trade Secrets and all
                                            Confidential Information and will
                                            not, either directly or indirectly,
                                            use, sell, lend, lease, distribute,
                                            license, give, transfer, assign,
                                            show, disclose, disseminate,
                                            reproduce, copy, appropriate or
                                            otherwise communicate any Trade
                                            Secrets or Confidential Information,
                                            without the prior written consent of
                                            Employer; and

                                    (iii)   Employee shall immediately notify
                                            Employer of any unauthorized
                                            disclosure or use of any Trade
                                            Secrets or Confidential Information
                                            of which Employee becomes aware.
                                            Employee shall assist Employer, to
                                            the extent necessary, in the
                                            procurement or any protection of
                                            Employer's rights to or in any of
                                            the Trade Secrets or Confidential
                                            Information.

                           (b) Upon the request of Employer and, in any event, upon the termination of Employee's employment with Employer, Employee shall deliver to Employer all memoranda, notes, records, manuals and other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Employee's services hereunder or Employer's business or containing Trade Secrets or Confidential

                                    Information, whether made or compiled by Employee or furnished to Employee from another source by virtue of Employee's employment with Employer.

                           (c) To the greatest extent possible, all Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A.ss.ss.101 et seq., as amended) and owned exclusively by Employer. Employee hereby unconditionally and irrevocably transfers and assigns to Employer all rights, title and interest Employee may have in or to any and all Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Employee agrees to execute and deliver to Employer any transfers, assignments, documents or other instruments which Employer may deem necessary or appropriate to vest complete title and ownership of any and all Work Product, and all rights therein, exclusively in Employer.

                  5.3      Noncompetition.

                           (a) The parties hereto acknowledge that Employee is conducting Company Activities throughout the Territory. Employee acknowledges that to protect adequately the interest of Employer in the business of Employer it is essential that any noncompete covenant with respect thereto cover all Company Activities and the entire Territory.

                           (b) Employee hereby agrees that, during the Term and the Noncompete Period, Employee will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position. Employee shall notify Employer promptly in writing if Employee receives an offer of a Competitive Position during the Noncompete Term, and such notice shall describe all material terms of such offer.

                  Nothing contained in this Section 5 shall prohibit Employee from acquiring not more than five percent (5%) of any company whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

                  5.4 Nonsolicitation During Employment Term. Employee hereby agrees that Employee will not, during the Term, either directly or indirectly, alone or in conjunction with any other party:

                           (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term; or

                           (b) solicit or attempt to solicit any employee, consultant, contractor or other personnel of Employer or any of its affiliates or subsidiaries to terminate, alter or lessen that party's affiliation with Employer or such affiliate or subsidiary or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Employer.

                  5.5 Nonsolicitation During Nonsolicitation Period. Employee hereby agrees that Employee will not, during the Nonsolicitation Period, either directly or indirectly, alone or in conjunction with any other party:

                           (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term; provided, however, that the covenant in this clause shall limit Employee's conduct only with respect to those Customers with whom Employee had substantial contact (through direct or supervisory interaction with the Customer or the Customer's account) during a period of time up to but no greater than two
                                    (2) years prior to the last day of the Term;
                                    or

                           (b) solicit or attempt to solicit any "key" employee, consultant, contractor or other personnel of Employer or any of its affiliates or subsidiaries residing at the time of the solicitation in the Territory to terminate, alter or lessen that party's affiliation with Employer or such affiliate or subsidiary or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Employer. For purposes of this clause (b), "key" employees, consultants, contractors, or other personnel are those with knowledge of or access to Trade Secrets and Confidential Information.

                  Section 6         Miscellaneous.

                  6.1 Severability. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between

Employee and Employer. Any claim that Employee may have against Employer shall not constitute a defense to enforcement by Employer of this Agreement.

                  6.2 Survival of Obligations. The covenants in Section 5 of this Agreement shall survive termination of Employee's employment, regardless of who causes the termination and under what circumstances.

                  6.3 Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

                  EMPLOYER

                           AHL Services, Inc.
                           Atlanta Financial Center
                           3353 Peachtree Road, NE
                           Suite 1120, North Tower
                           Atlanta, Georgia   30326
                           Attention: Mr. F.A. Argenbright, Jr.
                                      Chairman
                           Telecopy No.: (404) 267-2222

                  EMPLOYEE

                           Mr. Edwin R. Mellett
                           c/o AHL Services, Inc.
                           Atlanta Financial Center
                           3353 Peachtree Road, NE
                           Suite 1120, North Tower
                           Atlanta, Georgia 30326
                           Telecopy No.: (404) 267-2222

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

                  6.4 Binding Effect. This Agreement inures to the benefit of, and is binding upon, Employer and their respective successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

                  6.5 Entire Agreement This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the

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



complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement supersedes and terminates all prior employment and compensation agreements, arrangements and understandings between or among Employer and Employee (including, without limitation, the Employment Agreement, dated December 1, 1996, between Argenbright Holdings Limited, The ADI Group and Employee and the Long Term Incentive Agreement, dated February 15, 1995, between Argenbright Holdings Limited and Employee). This Agreement may be modified only by a written instrument signed by all of the parties hereto.

                  6.6 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

                  6.7 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.8 Specific Performance. Each party hereto hereby agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

                  6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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



                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          AHL SERVICES, INC.


                                          By: /s/ F.A. Argenbright, Jr.
                                             --------------------------------
                                             F.A. Argenbright, Jr.
                                             Chairman


                                          EMPLOYEE


                                              /s/ Edwin R. Mellett
                                             --------------------------------
                                             Edwin R. Mellett


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